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                        VOID AFTER FEBRUARY 11, 2003



                      REDEEMABLE WARRANT CERTIFICATE TO

                       PURCHASE SHARES OF COMMON STOCK


                      LEXINGTON HEALTHCARE GROUP, INC.


                   THIS CERTIFIES THAT, FOR VALUE RECEIVED


                                  WARRANTS


                              CUSIP 52909K 11 6


                                    No. W







or registered assigns (the ``Registered Holder'') is the owner of the number of Redeemable Warrants (the ``Warrants'') specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.01 par value, of Lexington Healthcare Group, Inc., a Delaware corporation (the ``Company''), at any time from February 11, 1997 and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as Warrant Agent, or its successor (the ``Warrant Agent''), accompanied by payment of $6.00 per share of Common Stock being acquired, subject to adjustment (the ``Purchase Price''), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the ``Warrant Agreement''), dated February 11, 1997, by and between the Company and the Warrant Agent.

In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase

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upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

The term ``Expiration Date'' shall mean 5:00 p.m. (New York time) on February 11, 2003. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the ``Act''), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant, at any time commencing February 11, 1998, upon 30 days notice mailed within 10 days, provided that the closing bid price for the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so quoted, as reported by any other recognized quotation system on which the price of the Common Stock is quoted), shall have, for a period of
twenty (20) consecutive trading days  has   equaled or exceeded $8.00 per share
(subject to adjustment in the event of any stock splits or other similar events). On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate.

Upon certain circumstances, Mason Hill & Co., Inc. shall be entitled to receive an aggregate of five percent of the Purchase Price of the Warrants represented hereby.

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Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:

LEXINGTON HEALTHCARE GROUP, INC.


By:


By:


SECRETARY


PRESIDENT


COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

(JERSEY CITY, NJ)

 AS WARRANT AGENT

BY:

 AUTHORIZED OFFICER



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SUBSCRIPTION FORM

To Be Executed by the Registered Holder

in Order to Exercise Warrant

The undersigned Registered Holder irrevocably elects to exercise  Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

 (PLEASE PRINT OR  TYPE NAME AND ADDRESS)

 and, if such

number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

IMPORTANT: PLEASE COMPLETE THE FOLLOWING:



  1. The exercise of this Warrant was solicited by Mason Hill & Co., Inc.

     unless the following box is checked

   2. The exercise of this Warrant was solicited by

   3. If the exercise of this Warrant was not solicited, please check the following box


Dated:

X

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Address

Social Security or Taxpayer Identification Number


Signature Guaranteed


ASSIGNMENT

To Be Executed by the Registered Holder

in Order to Assign Warrants

For Value Received, hereby sells, assigns and transfers  unto:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

of the Warrants

represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

 Attorney to transfer

this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

SIGNATURE GUARANTEE


THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAMES WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY
A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.